Report of the Fund's Special Shareholder Meeting

Pursuant to notice, a special meeting of shareholders (the "Special Meeting") of the A T Fund of Funds (the "Fund"), the sole series of A T Funds Investment Trust (the "Trust") was held at the offices of the Trust, then located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 on October 20, 2008. As of the record date, August 29, 2008, there were 112,348 shares issued and outstanding and entitled to vote at the Special Meeting. A total of 58,673 shares were present in person or by proxy at the Special Meeting.

The purpose of the Special Meeting was to present the following proposals for shareholder consideration:

(1) a new investment management agreement between the Trust and A T Funds, LLC (the "Investment Adviser"), with respect to the Fund; and

(2) a new investment subadvisory agreement between the Investment Adviser and Treesdale Partners, LLC, with respect to the Fund.

No other business came before the Special Meeting.

Each of the proposals listed above was passed by the shareholders of the Fund as shown below:

PROPOSAL 1 - Approval of a new Investment Management Agreement

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           Number of Shares          Percent of Shares         Percent of Shares
           Voted                     Outstanding               Present
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For        58,673                    52.2%                     100%
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Against    0                         0%                        0%
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Abstain    0                         0%                        0%
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PROPOSAL 2 - Approval of a new Investment Subadvisory Agreement

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           Number of Shares          Percent of Shares         Percent of Shares
           Voted                     Outstanding               Present
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For        58,673                    52.2%                     100%
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Against    0                         0%                        0%
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Abstain    0                         0%                        0%
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